Exhibit 10.1

AGREEMENT

SERIES B AND C PREFERRED STOCK

BOXLIGHT CORPORATION

OCTOBER 1, 2025

This Agreement, dated and effective as of the date set forth above (this "Agreement"), is made by and among the undersigned holders (the “Holders”) of shares of Series B Stock and Series C Stock (as defined below) of Boxlight Corporation, a Nevada corporation (“Boxlight”), and Boxlight.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby consent, agree, represent and warrant, as applicable, as follows:

1.            Conversion of Series C Stock. Effective immediately, each Holder’s shares of Boxlight’s Series C Preferred Stock, par value $0.0001 per share (the “Series C Stock”), are hereby converted into the number of shares of Boxlight’s Class A Common Stock, par value $0.0001 per share (the “Common Stock”), set forth opposite such Holder’s name on Exhibit A hereto. From the date hereof and hereafter, the Holders shall own no Series C Stock, and shall have no rights as a holder of Series C Stock, but shall only have the rights of a holder of Common Stock.

2.            Amendment of Series B Preferred Stock. The parties hereby agree to the amendment of the rights, privileges, terms and conditions of Boxlight’s Series B Preferred Stock, par value $0.0001 per share (the “Series B Stock”), as set forth in Exhibit B. The parties further acknowledge the rights of the Holders of the Series B Stock to the accrued dividends up to and through the date hereof, which such dividends remain due and owing to such Holders as of the date hereof. Nothing contained herein or in the amendment to Boxlight’s Articles of Incorporation (including the Certificate of Designation for the Series B Stock) shall be deemed to modify, amend or extinguish the rights of the Holders with respect to the payment of such dividends.

3.            Series B Redemption. Each time Boxlight completes a Qualified Offering at any time following the date hereof, and continuing until all outstanding shares of Series B Stock are fully redeemed or repurchased, Boxlight will, subject to the terms and conditions hereof, within 20 business days of the closing of such Qualified Offering, apply up to 20% of the net proceeds of such Qualified Offering (the “Redemption Amount”) to the redemption or repurchase of the Holders’ shares of Series B Stock at a price per share of Series B Stock of $10.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock). If the Redemption Amount from a Qualified Offering is insufficient to fully redeem or repurchase all shares of Series B Stock then outstanding, the Redemption Amount from such offering will be applied to redeem or repurchase the Holders’ shares of Series B Stock pro rata according to each Holder’s proportionate ownership compared to the aggregate shares of Series B Stock then outstanding. Boxlight’s obligation to redeem or repurchase any Series B Stock pursuant to this section is conditioned upon the Holders entering into a redemption or repurchase agreement with Boxlight in form and substance reasonably satisfactory to Boxlight. Notwithstanding the foregoing, in the event that: (i) applicable law or stock market listing standards make reduction of the Redemption Amount otherwise required by this section necessary or advisable, then in each such case, the Redemption Amount shall be reduced consistent with such law or listing standard, including to zero if applicable.

A “Qualified Offering” is a primary offering by Boxlight of its equity securities for capital raising purposes; for the avoidance of doubt, and without limiting the foregoing, offers and issuances of equity securities in connection with the following do not constitute Qualified Offerings: issuances of equity securities for compensatory purposes to employees, consultants and advisors (including financial advisors), including in connection with the issuance or exercise of stock options, restricted stock awards, restricted stock units, stock appreciation rights and similar instruments; employee stock ownership plans; and employer stock funds in 401(k) plans.

4.            Waiver of Conflicting Obligations. The parties hereby waive the application of any provisions of any contract, agreement, deed, provision of the Company’s articles of incorporation or bylaws, or other instrument that may be contrary to, or otherwise conflict with, this Agreement.

5.            Shares Owned; Authority. Each Holder represents and warrants that it is the record and beneficial owner of the number of shares of Series B Stock and Series C Stock (in the case of Series C Stock, as of immediately prior to the conversion provided for in Section 1 above) set forth below his, her or its signature on the signature pages hereto, and that the Holder has full power, authority and capacity to execute and deliver this Agreement. Boxlight represents and warrants that it has full power and authority to execute and deliver this Agreement.

6.            Miscellaneous.

(a)          This Agreement shall inure to the benefit of and be binding upon the parties and his, her or its respective successors and permitted assigns, if any.

(b)          The headings in this Agreement are for reference only and do not affect the interpretation of this Agreement.

(c)          This Agreement may be executed in counterparts, each of which is deemed an original, but all of which constitutes one and the same agreement. Delivery of an executed counterpart of this Agreement electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Agreement.

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(d)          This Agreement constitutes the sole and entire agreement of the parties with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

(e)          Each Holder shall from time to time at the request of Boxlight furnish such further information or assurances, execute and deliver such additional documents, instruments and conveyances and take such further actions and do such other things as may be necessary or appropriate to carry out the provisions of this Agreement, and to give effect to the provisions hereof. The Holders consent to Boxlight and its agents taking such further actions to carry out and give effect to such provisions, including without limitation the filing with the Nevada Secretary of State of a certificate of amendment to the certificates of designation of the Series B Stock and/or Series C Stock implementing the conversion of Series C Stock into Common Stock and/or the amendment set forth in Exhibit B of the rights, privileges, terms and conditions of the Series B Stock provided for herein.

(f)          The Agreement shall be governed by the laws of the State of Nevada.

(g)          Boxlight shall pay all legal expenses incurred by the Holders in connection with the negotiation, execution and delivery of this Agreement.

[Signatures follow]

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IN WITNESS WHEREOF, Boxlight has executed this Agreement effective as of the date first written above.

BOXLIGHT

By:	/s/ Dale Strang
Dale Strang
Chief Executive Officer

[Boxlight Signature Page to Series B and C Agreement]

IN WITNESS WHEREOF, the Holder has executed this Agreement effective as of the date first written above.

HOLDER:

Sign name:	/s/ Kevin Batley

Kevin Batley

No. of shares owned

Series B Stock:	668,878

Series C Stock:	557,399

[Holder Signature Page to Series B and C Agreement]

IN WITNESS WHEREOF, the Holder has executed this Agreement effective as of the date first written above.

HOLDER:

Sign name:	/s/ Nigel Batley

Nigel Batley

No. of shares owned

Series B Stock:	668,878

Series C Stock:	557,399

[Holder Signature Page to Series B and C Agreement]

IN WITNESS WHEREOF, the Holder has executed this Agreement effective as of the date first written above.

HOLDER:

Sign name:	/s/ Sheila Batley

Sheila Batley

No. of shares owned

Series B Stock:	91,939

Series C Stock:	75,949

[Holder Signature Page to Series B and C Agreement]

IN WITNESS WHEREOF, the Holder has executed this Agreement effective as of the date first written above.

HOLDER:

Sign name:	/s/ Annette Batley

Annette Batley

No. of shares owned

Series B Stock:	91,939

Series C Stock:	75,949

[Holder Signature Page to Series B and C Agreement]

IN WITNESS WHEREOF, the Holder has executed this Agreement effective as of the date first written above.

HOLDER:

Sign name:	/s/ Shaun Marklew

Shaun Marklew

No. of shares owned

Series B Stock:	32,493

Series C Stock:	27,077

[Holder Signature Page to Series B and C Agreement]

IN WITNESS WHEREOF, the Holder has executed this Agreement effective as of the date first written above.

HOLDER:

Sign name:	/s/ Simon Chidsey

Simon Chidsey

No. of shares owned

Series B Stock:	32,493

Series C Stock:	27,077

[Holder Signature Page to Series B and C Agreement]

EXHIBIT A

SERIES C STOCK CONVERSION TO COMMON STOCK

Each Holder’s shares of Series C Stock set forth in the table below in column 2 shall hereby convert into the number of shares of Common Stock set forth in the table below in column 3.

1	2	3
Holder	No. of Shares of Series C Stock	No. of Shares of Common Stock into which the Shares of Series C Stock Convert
Kevin Batley	557,399	83,945
Nigel Batley	557,399	83,945
Sheila Batley	75,949	11,438
Annette Batley	75,949	11,438
Shaun Marklew	27,077	4,077
Simon Chidsey	27,077	4,077

EXHIBIT B

SERIES B STOCK AMENDMENTS

The certificate of designation for the Series B Stock shall be amended substantially as follows:

I.	The following sections shall be deleted and each such section shall be replaced in its entirety with “[Reserved.]”:

6.            Conversion.

7.            Notice of Conversion.

8.            Adjustment for Reclassification, Exchange and Substitution.

9.            Reservation of Corporation Common Stock Upon Conversion.

10.          Compliance with Nasdaq Rule.

11.          Redemption.

12.          Fractional Shares.

II.	Section 3 shall be deleted in its entirety and replaced with the following:

“3.      Dividends and Annual Returns. From and after October 1, 2025, dividends at the rates set forth below shall continue to accrue on such shares of Series B Preferred Stock (and, together with the previously accrued dividends as of the date hereof, the “Accruing Dividends”). Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative and noncompounding; provided, however, that except as set forth in the following sentence of this Section 3 or in Section 4, such Accruing Dividends shall be payable only when, as, and if declared by the Board of Directors, and the Corporation shall be under no obligation to pay such Accruing Dividends. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Junior Securities payable in shares of Junior Securities) unless (in addition to the obtaining of any consents required elsewhere in these Articles of Incorporation) the holders of the Series B Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series B Preferred Stock in an amount at least equal to the amount of the aggregate Accruing Dividends then accrued on such share of Series B Preferred Stock and not previously paid. In the event of nonpayment of any dividend owing to the holders of the Series B Preferred Stock, such amount shall accrue interest at a fixed rate of twelve percent (12%) until such dividend and interest shall be paid in full.

The Series B Preferred Stock shall accrue a cumulative annual return on the original issue price at a rate of eight percent (8%) per annum for the twenty-four (24) month period following the date hereof. Thereafter, such annual return rate shall increase by one percent (1%) on each anniversary thereafter until such time as the rate shall be capped at a maximum amount of twelve percent (12%).

The annual return rate shall be calculated on a non-compounded basis and shall accrue annually, whether or not declared, and shall be payable upon liquidation, redemption, or as otherwise provided herein.”

III.	Section 4 shall be amended by deleting the first sentence thereof in its entirety and replacing it with the following sentence:

“In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, then, either (i) after any distribution or payment on Senior Securities, (ii) simultaneous and on a pro-rata basis with any distribution or payment on Pari Passu Securities, and (iii) before any distribution or payment shall be made to the Holders of the Common Stock or any other Junior Securities, each Holder of Series B Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, an amount (the “Liquidation Preference”) equal to the sum of (x) the aggregate number of shares of Series B Preferred Stock then held by such Holder multiplied by ten dollars ($10.00) plus (y) the amount of the aggregate Accruing Dividends then accrued on the shares of Series B Preferred Stock held by such Holder and not previously paid.

IV.	Any changes to other sections that should be made, mutatis mutandis, to reflect the deletion of such sections.